Exhibit 4.13

                              SBT BANKSHARES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement"), made this 17th day of April, 1995, between SBT BANKSHARES, INC., a Colorado corporation, (hereinafter called "the Corporation")and John G. Jackson, Scott E. Pursley, Gary Markle, Bernard F. Carter and Robert A. Cadican (hereinafter individually called the "Grantee" or collectively "Grantees").

         WITNESSETH:

         WHEREAS, the Corporation desires to grant stock options ("Options") to purchase shares of the par value common stock of the Corporation ("Stock"), to the directors and certain key employees of the Corporation or of State Bank and Trust of Colorado Springs ("Bank,"), such key persons to be selected by the Board of Directors from time to time; and

         WHEREAS, the Grantees have been designated by the Board of Directors to participate in the Agreement and thereby to acquire a proprietary interest in the Corporation so that they shall have a further incentive for continuing their association with the Corporation and increasing their efforts on its behalf.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows

         1. Purpose. This Agreement is intended as an incentive and to encourage ownership of Corporation Stock by Grantees. The Options granted pursuant to this Agreement are intended as a separate incentive for the Grantees and not in consideration for the Grantee's agreeing to reduce their salary or fee, to forego any increase in salary or fee or to defer any amount of existing compensation.

         2.       Administration of Plan.
                  -----------------------

                  (a) The Corporation Board of Directors ("Board") shall, subject to the provisions of this Agreement, have plenary authority in its discretion to determine:

                           (i) the key employees of the Corporation or Bank and other individuals to whom Options shall be granted which individual may be added from time to time and when designated shall become a party to and be subject to this Agreement;

                           (ii) the number of shares to be covered by each of the Options;

                           (iii) the exercise price for shares subject to each of the Options;

                           (iv) the time or times at which Options shall be granted;

                           (v)      the interruption of the Agreement; and

                           (vi) rules and regulations relating to the Agreement.

                  (b) A majority of the Board shall constitute a quorum, All actions of the Board shall be taken by a majority of its members. All decisions, determinations and interpretations of the Board shall be final and binding on all Grantees and any other holders of Options granted under this Plan.

                  (c) The Board may, in its discretion, delegate its duties to an Administrative Committee which shall include at least one member of the Board.

                  (d) The Board or the Administrative Committee may delegate in its discretion certain of its ministerial duties to any officer or employee, or a committee composed of officers or employees of the Corporation but may not delegate its authority to make the determinations specified in items (i) through
(vi) of Subsection (a) of this Section 2.

                  (e)  Notwithstanding  any other  provision in this  Subsection
(2), the Board shall not have the authority to change the terms and conditions of the Options contained in this Agreement and shall have such authority in regards to future Options granted pursuant to this Agreement.

         3. Persons  Eligible.  Persons  eligible to receive Options pursuant to
            -----------------
this Agreement are: (1) key employees of the Corporation or Bank as determined by the Board; (2) members of the Board or the Board of the Bank; and (3) any other individuals, as may be determined by the Board, who are instrumental in promoting the objectives of the Corporation or the Bank.

         4.   Establishment  of  Plan  Ledger.  The  Board  shall  establish  an
              -------------------------------
appropriate record (hereinafter referred To as the "Plan Ledger") and thereafter from time to time shall enter therein the name of each Grantee, the quantity of Options granted to him by the Board, the exercise price for the Options granted, the vesting status of the Options, and any other information deemed appropriate for purposes of this Agreement.

         5.  Stock.  The  stock  subject  to  Options  shall  be  shares  of the
             -----
Corporation's authorized but unissued common stock or treasury stock. Subject to the provisions of Section 10 of this Agreement, the aggregate number of options for shares which may be issued under this Agreement shall not exceed a total of 20,000. The Corporation shall at all times during the term of this Agreement reserve and keep available sufficient, unissued shares or issued shares which have been reacquired by the Corporation to satisfy the requirements of this Agreement.

         If an Option should expire or become unexercisable for any reason without having been exercised in full,the unpurchased Stock which were subject to the Option shall, unless this Agreement shall have been terminated, become available for other Options under this Agreement.

         6.       Establishment of Stock Options.
                  -------------------------------

                  (a) The Corporation hereby grants to the Grantee designated below an Option to acquire the number of shares of Stock of Corporation after the Vesting Date set forth on the terms and conditions hereinafter set forth at the purchase price set forth in subsection (b) of this Section 6.


GRANTEE: John G. Jackson

                     NUMBER OF STOCK                                          VESTING DATE OF OPTION
                GRANTED PURSUANT TO OPTION

                           2500                                                 December 31, 1994
                           500                                                  December 31, 1995
                           500                                                  December 31, 1996
                           500                                                  December 31, 1997
                           500                                                  December 31, 1998
                           500                                                  December 31, 1999

GRANTEE: Scott E. Pursley

                     NUMBER OF STOCK                                          VESTING DATE OF OPTION
                GRANTED PURSUANT TO OPTION

                           1250                                                 December 31, 1994
                           500                                                  December 31, 1995
                           500                                                  December 31, 1996
                           500                                                  December 31, 1997
                           500                                                  December 31, 1998
                           500                                                  December 31, 1999

GRANTEE: Gary Markle

                     NUMBER OF STOCK                                          VESTING DATE OF OPTION
                GRANTED PURSUANT TO OPTION

                           1250                                                 December 31, 1994
                           500                                                  December 31, 1995
                           500                                                  December 31, 1996
                           500                                                  December 31, 1997
                           500                                                  December 31, 1998
                           500                                                  December 31, 1999



GRANTEE: Bernard F. Carter

                     NUMBER OF STOCK                                          VESTING DATE OF OPTION
                GRANTED PURSUANT TO OPTION

                           1250                                                 December 31, 1994
                           500                                                  December 31, 1995
                           500                                                  December 31, 1996
                           500                                                  December 31, 1997
                           500                                                  December 31, 1998
                           500                                                  December 31, 1999

GRANTEE: Robert A. Cadigan

                     NUMBER OF STOCK                                          VESTING DATE OF OPTION
                GRANTED PURSUANT TO OPTION

                           1250                                                 December 31, 1994
                           500                                                  December 31, 1995
                           500                                                  December 31, 1996
                           500                                                  December 31, 1997
                           500                                                  December 31, 1998
                           500                                                  December 31, 1999

                  (b) Option Price.  The option price per share ("Option Price")
                      -------------
shall be according to the  following  schedule and shall be payable in cash upon the exercise' of the Option.

                   FOR STOCK VESTED ON:                                           OPTION PRICE:

                   December 31, 1994--                                                $21.63
                   December 31, 1995--                                                $23.79
                   December 31, 1996--                                                $25.96
                   December 31, 1997--                                                $28.12
                   December 31, 1998--                                                $30.28
                   December 31, 1999--                                                $32.45

                  (c) Exercise  Date.  Options may be exercised at any time,  or
                      --------------
from time to time,  after the date the  Option has  vested as  provided  in this
Section 6. This Agreement shall not be construed to require the option rights of the Grantee to be exercisable in installments at fixed  intervals.  Grantees may only exercise Options pursuant to the terms and conditions of this Agreement.

                  (d)  Expiration.  Notwithstanding  any other provision of this
                       ----------
Agreement an Option is not exercisable after the expiration of 10 years from the date which the Option  has  vested as set forth in this  Agreement  or after the occurrence of any one of the following events, whichever may be earlier:

         Addendum 1

         Addendum to page 3 item 6(a) and 6(b)


GRANTEE: Craig Engelage

                     NUMBER OF STOCK                                VESTING DATE                       OPTION
                GRANTED PURSUANT TO OPTION                            OF OPTION                        PRICE

                           200                                        12/31/95                         32.94
                           200                                        12/31/96                         36.23
                           200                                        12/31/97                         39.52
                           200                                        12/31/98                         42.81
                           200                                        12/31/99                         46.10

GRANTEE: Suzanne Clift

                     NUMBER OF STOCK                                VESTING DATE                       OPTION
                GRANTED PURSUANT TO OPTION                            OF OPTION                        PRICE

                           200                                        12/31/95                         32.94
                           200                                        12/31/96                         36.23
                           200                                        12/31/97                         39.52
                           200                                        12/31/98                         42.81
                           200                                        12/31/99                         46.10

GRANTEE: Buck Blessing

                     NUMBER OF STOCK                                VESTING DATE                       OPTION
                GRANTED PURSUANT TO OPTION                            OF OPTION                        PRICE

                           200                                        12/31/95                         32.94
                           200                                        12/31/96                         36.23
                           200                                        12/31/97                         39.52
                           200                                        12/31/98                         42.81
                           200                                        12/31/99                         46.10


GRANTEE: Terry W. Darby

                     NUMBER OF STOCK                                VESTING DATE                       OPTION
                GRANTED PURSUANT TO OPTION                            OF OPTION                        PRICE

                           200                                        12/31/95                         46.19
                           200                                        12/31/96                         50.81
                           200                                        12/31/97                         55.43
                           200                                        12/31/98                         60.05
                           200                                        12/31/99                         64.67


                            (i)  Termination of employment or  association  with
the Corporation or Bank, irrespective of whether the termination is voluntary or otherwise, except that (1) in the case of Employees who are Grantees
("Employee-Grantees") termination shall not occur in the case of total and permanent disability until the determination required in (iii) below shall have been made; and (2) the Board shall have the discretion to permit exercise of the Options after termination;

                            (ii) Retirement in accordance with the Corporation's
retirement policies;

                            (iii)  In the case of an  Employee-Grantee's,  total
and permanent disability, which shall be determined by the Board of Directors, after medical advice, and its determination  an  any  such  question  shall  be  in  all  respects  final  and
controlling.   In  the  event  of  a   determination   of  total  and  permanent
disability,the Employee-Grantee, or his legal representative, shall have the right at any time within One Hundred Twenty (120) days after receipt of notice of determination of total and permanent disability to exercise any Options granted hereunder to the extent the Employee-Grantee could have exercised such Option immediately before such determination pursuant to the provisions of Paragraph 2,subject, however, to the condition that no Option shall be exercisable after the expiration of the 10 year Option term stated in this Agreement or as otherwise provided in this Paragraph (d); and

                            (iv) If the Grantee shall die during his  employment
or association as a director with the Corporation or any of its subsidiaries, and shall not have fully exercised any Option granted hereunder, the same may be exercised at anytime within One Hundred Twenty (120) days of the Employee-Grantee's death by the Employee-Grantee's personal representative, beneficiary or legal heirs to the extent the Employee-Grantee could have exercised such Option immediately before his death pursuant to the provisions of Paragraph 2, subject however, to the condition that no Option shall be exercisable after the expiration of the 10 year Option term stated in this Agreement. The Option shall, be exercised only by the Grantee's transferee, who shall be the person or persons entitled to the Option under the Grantee's will, or, if he shall fail to make testamentary disposition of the Option, his legal representative or legal heirs. Any transferee exercising the Option must furnish the Corporation (i) written notice of his status as transferee; (ii) evidence satisfactory to the Corporation to establish the validity of the transfer of the Option, and compliance with any laws or regulations pertaining to said transfer, and (iii) written acceptance by the transferee of the terms and conditions of the Option as prescribed in this Agreement.

                            (v) As to any Grantee who serves as a Corporation or
Bank director, then 60 days after the Grantee ceases to serve as a director of Corporation or Bank. A Grantee shall cease to serve as a director of the Corporation or Bank if he resigns or is not re-elected to the Board of the Corporation or the Bank. The provisions of this subsection shall not be applicable if. (1) the Grantee continues to be employed as an officer of the Corporation or Bank but is no longer a director; and he continues to serve in such capacity; or (ii) the Grantee dies during his employment or association as a director of the Corporation or Bark A Grantee shall not be entitled to any Options under Section 6 unless he is serving as a director of the Corporation or Bank on December '71 of each year. The 60 day period set forth herein does not serve to extend a Grantee's service for the purpose of vesting additional Options.

                  (e) Rights as Shareholder.  Neither the Grantee nor any person
                      ---------------------
claiming under or through him shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the Stock issuable upon the exercise of the Option, unless and until the date the Corporation shall have received fall payment of the Option price required by Section 6(b) of this Agreement.

                  (f)  Additional  Options.  Subject to the  provisions  of this
                       -------------------
Agreement the, Board may hereby grant additional Options to purchase share of the Corporation Stock to key employees. Additional Options may be granted to Grantees at such times as the Board may deem appropriate in its discretion.

         7.  Vesting  Requirements  Forfeiture  of Options.  No Option  shall be
             ---------------------------------------------
exercisable until it has vested. Options shall vest according to the schedule set forth in Section 6(a). A Grantee's right to full enjoyment of options transferred pursuant to this Agreement is conditioned upon the future performance of substantial services by such Grantee as set forth in this Agreement. If such Grantee is not employed by the Corporation or Bank at December 31 of each year denoted in Section 6(a) for any reason other than death, he shall forfeit, without any consideration, any Stock Option to the Corporation which has not been vested as of the date of termination. Forfeiture of Options an the death of a Grantee shall be governed in accordance with
Section 6(d)(iii). A Grantee who dies prior to December 31, but within 120 days of such Vesting Date, shall not vest in any Options for the year of his death as the Grantee shall not be deemed to be employed or associated with the Bank or Corporation on December 31 by virtue of the 120 day period set forth in Section 6(d)(iii).

         8. Notice of Exercise of Options.  Options may be  exercised  by giving
            -----------------------------
written notice to the Corporation specifying the number of shares of Stock to be purchased. Any written notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, in care of its Secretary, at the Corporation's then current address. Any written notice to be given to the Grantee shall be addressed to the Grantee at the address hereinafter set forth by the Grantee or as the Grantee may hereafter designate in writing. Any such written notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         9.  Limitation  on  Rights.  Nothing  contained  in this Plan  shall be
             ----------------------
construed to:

                  (a) Give any employee of the Corporation or any of its subsidiaries any right to be granted any Options under the terms of this Plan other than in the sole discretion of the Board of Directors.

                  (b) Limit in any way the right of the Corporation to terminate a Grantee's employment or association with the Corporation or its subsidiaries at any time; or

                  (c) Be evidence of any agreement or understanding, express or implied- that the Corporation or its subsidiaries, will employ a Grantee in any particular position or at any particular rate of remuneration.

         10. Adjustment  Provisions.  The number of shares of Stock specified in
             ----------------------
Section 5 above,and/or price per share specified in Section 6(b) above, are subject to appropriate adjustment, as provided in this Section 10.

                  (a)  Subdivision  or  Consolidation  of Stock.  Subject to any
                       ----------------------------------------
required action by the Corporation's shareholders, the number of shares of Stock covered by each outstanding Option, and the price per share thereof of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of the Corporation resulting from a subdivision or consolidation of shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

                  (b)  Merger,  Consolidation,  Liquidation  or  Other  Form  or
                       ---------------------------------------------------------
Reorganization.  If the  Corporation  shall be the surviving  corporation in any
--------------
merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the Option would be entitled. If the Corporation is a party to a dissolution, liquidation, merger, consolidation or other form of reorganization in which the Corporation is not the surviving corporation, the Corporation shall provide the surviving corporation with the option and right, at the surviving corporation's election, to continue this Agreement in effect at the date of reorganization on a basis by which each Option shall pertain and apply to the securities to which a holder of the number of sham of stock subject to this Option would be entitled to in the reorganization. If the surviving corporation shall not elect to continue the Plan and this Agreement each outstanding Option shall terminate, provided that the Grantee shall, in such event, have the right to exercise his Options in whole or in pan immediately prior to such dissolution, liquidation, merger, consolidation or other form of reorganization in which the Corporation is not the surviving corporation. The preceding sentence shall apply to all the Grantee's Options notwithstanding the fact that the Options have not fully vested in accordance with Sections 6(a) and 7. In the event Grantee elects his rights pursuant to this subsection, the price per share shall be the price set forth in Section 6(b) as of the year-end preceding the election.

                  (c) Stock Sale of Fifty-One  Percent (51%) of Corporation.  If
                      -----------------------------------------------------
fifty-one percent (51%) of the Corporation Stock is sold, or substantially all the assets of the Corporation are sold to another party in one transaction, each outstanding Options(s) shall terminate, provided that the Grantee shall, in such event, have the right to exercise his Options, in whole or in part, immediately prior to the consummation of the Stock Purchase. The preceding sentence shall apply to ail of the Grantee's Options notwithstanding the fact that the Options were riot My vested. in accordance with Sections 6(a) and 7. Notwithstanding the provisions of Section 6(b)regarding the Option Price, in the event of the sale of fifty-one percent (5 1%) of the Corporation Stock, and the Grantee elects his rights pursuant to this subsection, the price per share shall be the price set forth in Section 6(b) as of the yew-end preceding the election.

                  (d) Change of Stock.  In the event of a change in the Stock of
                      ---------------
the Corporation as presently constituted, which is limited to a change of all of its authorized shares -with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of this Agreement.

                  (e) Limitations.  To the extent that the foregoing adjustments
                      -----------
relate to Stock of the Corporation, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. The Options granted pursuant to this Agreement shall not affect in anyway the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets. Except as expressly provided elsewhere in this Section 10, the Grantee shall have no rights by reason of the Corporation undertaking any of the activities set forth in this Section.

         11.      Amendment or Termination of Agreement.
                  -------------------------------------

                  (a)      The Board may terminate this Agreement at any time.

                  (b) The Board may, in its sole discretion, amend this Agreement at any time, except that without approval by a vote of the holders of a majority of the outstanding shares of stock the aggregate number of shares subject to Options which may be awarded to all Grantees may not be increased except as provided in Section 10 hereof.

                  (c) Any amendment or termination of this Agreement shall not affect the rights of Grantees or Beneficiaries under the Options vested at the time of such amendment or termination.

          12.  Nontransferability.  Except as otherwise provided herein,  during
               ------------------
the lifetime of the Grantee, the Options shall be exercisable only by him and neither any Option nor any other right or privilege granted pursuant to this Agreement shall be sold, transferred, pledged, assigned, hypothecated, or otherwise disposed of in any manner (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Except as otherwise provided in this Agreement, any attempt, voluntarily or otherwise, to transfer, assign, pledge, hypothecate or otherwise dispose of said Options, or of any right or privilege conferred by this Agreement. or any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, shall in the discretion of the Board, cause said Options and the rights and privileges conferred by this Agreement to become null and void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. To the extent that Section 6(d)(iv) shall be applicable upon the death of the Grantee, his personal representative, beneficiaries and legal heirs shall be subject to the terms of this Agreement in the same manner as the Grantee during his lifetime.

         13. Shareholder Agreement.  With the execution of this Agreement,  each
             ---------------------
Grantee agrees to and affirms the provisions of the Corporation's Shareholders Agreement dated April 14, 1994, and all shares transferred to the Grantee pursuant to this Agreement shall be subject thereto. Each Employee shall execute an execution page of said Shareholders Agreement prior to the issuance of any Stock hereunder.

         14.  Stock  Certificate  Legend.  To  effectuate  this  Agreement,  the
              --------------------------
Secretary of the Corporation shall affix the following legend on the face of each certificate representing shares issued to the Grantees pursuant to this
Agreement:

                  "Ownership, encumbrance, pledge, assignment transfer or other disposition of this certificate of stock or any shares issued in lieu thereof, are subject to the restrictions contained in the Stock Option Agreement April 17, 1995 and a Shareholders Agreement dated April 14, 1994, a copy of which is on file in the office of the Secretary of the Corporation."

         15.  Responsibility for Taxes.  Grantee shall be solely responsible for
              ------------------------
all federal, state and local income taxes or other taxes payable as a result of the issuance and receipt of stock, or subsequent dividends or other distributions paid thereon. The Corporation shall furnish, an a timely basis, all required information,returns and other data necessary to allow the Grantee to file his tax return in a timely manner.

         16.  Dilution.  Nothing  contained  in this Plan shall be  construed to
              --------
limit in any way any increase or other change in either the number of authorized shares or issued shares. Any change in either the number of authorized shares or issued shares shall be at the sale discretion of the Board. The Board shall also have sole discretion to issue additional shares or do any other act or thing necessary or proper to avoid dilution of the stock interests of Corporation shareholders.

          17. Shareholder Approval.  The Grantee understands and agrees that the
              --------------------
Agreement is subject to approval and ratification by a majority of the Corporation's stockholders at the Annual Meeting of the Shareholders or a Special Meeting called for the approval of the Agreement.

         18.  Issuance  of  New  Certificates.   Upon  the  termination  of  the
              -------------------------------
Agreement, each Grantee shall surrender to the Corporation every certificate of stock then owned by him, and the Corporation, in lieu thereof, shall issue to each Employee new certificates for a number of shares, equal to the number surrendered without the legend set forth in Section 14,

         19. Non-Waiver. The waiver by either party of a breach of any provision
             ----------
of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         20. Arbitration. Any controversy or claim arising out of or relating to
             -----------
this Agreement, or the breach thereof, shall be settled by arbitration before a single arbitrator. However, if the parties fail to agree upon an arbitrator, then each shall select an arbitrator, the two arbitrators selected by the parties shall select a third arbitrator, and all three arbitrators shall arbitrate the controversy or claim. Arbitration shall be in Colorado Springs, Color-ado, in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators, as the case may be,may be entered in any court having jurisdiction thereof. The party against whom the arbitration decision is awarded shall bear the costs of the arbitration, including the prevailing party's reasonable attorney fees.

         21. Controlling Law. This Agreement shall be subject to an construed in
             ---------------
accordance with the laws of the State of Colorado.

         22.   Binding   Agreement.   Subject   to   the   limitations   on  the
               -------------------
transferability of the Option contained herein, this Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs, legal representatives, successors and assigns of the parties hereto.

         23.  Entire  Agreement,  Amendment.  This  Agreement  states the entire
              -----------------------------
agreement and understanding between the parties and supersedes all prior understandings and agreements. No change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

         24.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts by signing any number of counterparts of execution pages hereof with the same effect as if all parties to this Agreement had all signed the same document All executed counterparts shall be construed together, and shall, together with the text of this Agreement, constitute one and the same instrument.

         25.  Construction of Language.  The language used in this Agreement and
              ------------------------
all parts hereof shall be construed as a whole according to its fair meaning, and neither strictly for nor against any party.

         26.  Captions  and  Headings.  The  section  headings  throughout  this
              -----------------------
Agreement are for convenience of reference only and shall in no way be deemed to define, limit, or -add to the meaning of any provision hereof.

         27.  Regulatory   Compliance.   Grantees  acknowledge  that  regulatory
              -----------------------
agencies having jurisdiction over the Corporation or the Bank may impose restrictions on the exercise of these Options or the share acquired by exercise of the Options. Any right created under this Agreement shall be subject to any regulatory restrictions and Corporation shall not be required to take any action to obtain regulatory approval for the exercise of any rights tinder this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate, at Colorado Springs, Colorado, the day and year first above written.

                                               "The Corporation"

                                               SBT BANKSHARES, INC.

By: /s/Scott E. Pursley, Secretary             By: /s/John G. Jackson, President
    ------------------------------                 -----------------------------
    Scott E. Pursley, Secretary                    John G. Jackson, President


                                                   "The Bank"

                                                   STATE BANK AND TRUST OF
                                                   COLORADO SPRINGS

                                                By:/s/John G. Jackson, President
                                                   -----------------------------
                                                   John G. Jackson, President

                                                              "Grantee"


                                                              John G. Jackson


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Scott E. Pursley


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Gary Markle


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Bernard F. Carter


                                                              Street Address


                                                              City and State

                                                              "Grantee"

                                                              Robert A. Cadigan


                                                              Street Address

                                                              City and State